Registration No. 333-131322

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Environmental Tectonics Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-1714256
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

County Line Industrial Park
Southampton, PA 18966
(Address of Principal Executive Offices including Zip Code)

2005 Non-Employee Director Stock Option Plan
Service Contract between Sonny Callahan & Associates, LLC and
 Environmental Tectonics Corporation
(Full Title of the Plans)

William F. Mitchell
President and Chief Executive Officer
Environmental Tectonics Corporation
Southampton, PA 18966
(215) 355-9100
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Thomas L. Hanley, Esq.
Stradley Ronon Stevens & Young, LLP
1250 Connecticut Avenue, NW
Washington, DC 20036
Telephone: (202) 822-9611
Facsimile: (202) 822-0140
______________________________

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-131322) of Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), pertaining to the registration of shares of common stock of the Company, $0.05 par value (the “Company Common Stock”), under the Company’s 2005 Non-Employee Director Stock Option Plan and the Service Contract between Sonny Callahan & Associates, LLC and  Environmental Tectonics Corporation, including an indeterminate number of additional shares which may become deliverable as a result of future adjustments to prevent dilution, which was filed with the Securities and Exchange Commission on January 27, 2006 (the “Registration Statement”).

The Company has terminated all offerings of Company Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Company Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Company Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filings on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Southampton, Pennsylvania, on February 15, 2013.

Environmental Tectonics Corporation

By:	/s/ William F. Mitchell
William F. Mitchell
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chairman, President, Chief Executive Officer and	February 15, 2013
/s/ William F. Mitchell	Director (Principal Executive Officer)
William F. Mitchell

	Chief Financial Officer	February 15, 2013
/s/ Robert L. Laurent, Jr.	(Principal Financial and Accounting Officer)
Robert L. Laurent, Jr.

/s/ George K. Anderson	Director	February 15, 2013
George K. Anderson, M.D.

/s/ Linda J. Brent	Director	February 15, 2013
Linda J. Brent, Ed.D.

/s/ Roger Colley	Director	February 15, 2013
Roger Colley

/s/ H.F. Lenfest	Director	February 15, 2013
H.F. Lenfest

/s/ Michael D. Malone	Director	February 15, 2013
Michael D. Malone

/s/ George A. Sawyer	Director	February 15, 2013
George A. Sawyer

/s/ Winston E. Scott	Director	February 15, 2013
Winston E. Scott